Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
MainStay Funds Trust:

We consent to the use of our report with respect to the financial statements and financial highlights of MainStay MacKay Short Term Municipal Fund, one of the funds comprising MainStay Funds Trust, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 30, 2020